UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 11, 2014

Remy International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13683	35-1909253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Corporation Drive
Pendleton, IN 46064
(Address of principal executive offices, including zip code)

(765) 778-6499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 11, 2014, Remy International, Inc. (the "Company") entered into a Settlement Agreement and Mutual General Release (the "Agreement") to settle all disputes that existed among the Company and Tecnomatic, S.p.A (“Tecnomatic”) in connection with an action on file in the U.S. District Court, Southern District of Indiana, Indianapolis Division.

In addition, the Company entered into a cross licensing arrangement of certain patents with Tecnomatic. The preliminary value of the patents received from Tecnomatic is approximately $12.3 million to $15.9 million.

Pursuant to the Agreement and the cross licensing arrangement, the Company will pay to Tecnomatic a $16.0 million cash payment in September 2014 and a $16.0 million cash payment on or before March 15, 2015.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release of Remy International, Inc. dated September 11, 2014 announcing its settlement of Tecnomatic lawsuit and cross licensing arrangement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remy International, Inc.

Date: September 11, 2014	By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release of Remy International, Inc. dated September 11, 2014 announcing its settlement of Tecnomatic lawsuit and cross licensing arrangement